SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2003

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

(615) 312-5700
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EX-99.1 SECTION OF OM(SUMMARY UNAUDITED)
EX-99.2 SECTION OF OM(SUMMARY HISTORICAL)
EX-99.3 SECTION OF OM(RISK FACTORS)
EX-99.4 SECTION OF OM(UNAUDITED PROFORMA)
EX-99.5 SECTION OF OM(SELECTED CONSOLIDATED)
EX-99.6 SECTION OF OM(MDNA)
EX-99.7 CONSOLIDATED FINANCIAL STATEMENTS

Item 9.     Regulation FD Disclosure.

          On June 9, 2003, we commenced a private offering of $150,000,000 principal amount of our senior subordinated notes due 2013.

          Certain information regarding us and our business that have not been previously publicly reported are disclosed in the preliminary offering memorandum for the senior subordinated notes. These disclosures are attached as exhibits to this current report on Form 8-K and are being furnished to comply with Regulation FD. The information disclosed in this current report is not considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not subject to the liabilities of that section.

Item 7.     Financial Statements and Exhibits

(a)	Exhibits

99.1	The section of the preliminary offering memorandum entitled “Summary — Summary Unaudited Pro Forma Condensed Combined Financial and Operating Data.”

99.2	The section of the preliminary offering memorandum entitled “Summary — Summary Historical Financial and Operating Data — The Brown Schools.”

99.3	The section of the preliminary offering memorandum entitled “Risk Factors — Risks Related to Us and Our Business” and Risk Factors — Risks Related to the Offering — Our substantial indebtedness could adversely affect our financial health and our ability to fulfill our obligations under the notes.”

99.4	The section of the preliminary offering memorandum entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

99.5	The section of the preliminary offering memorandum entitled “Selected Consolidated Financial and Operating Data — The Brown Schools.”

99.6	The section of the preliminary offering memorandum entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Results of Operations — The Brown Schools.”

99.7	The consolidated financial statements of The Brown Schools and The Brown Schools of Oklahoma, Inc. and Subsidiary contained in the preliminary offering memorandum.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.

	By:	/s/ Brent Turner

Brent Turner Vice President, Treasurer and Investor Relations
Date: June 9, 2003